BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

                                 (212) 856-7000



                                 (212) 339-9150



                                October 23, 1996



OXiGENE, INC.
110 East 59th Street
New York, NY   10022


                  Re:      Registration of 1,150,000 Shares of Common Stock


Ladies and Gentlemen:

                   We have acted as counsel for OXiGENE, INC., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement"), pursuant to which the Company proposes to offer for sale up 1,150,000 shares of the Company's Common Stock, $.01 par value, including 150,000 shares subject to an over-allotment option granted to the underwriters (the "Shares"). Capitalized terms used but not defined herein shall have the respective meanings given or ascribed thereto in the Registration Statement.

                   For purposes of this letter, we have examined originals or copies of the following:

                   1. The Registration Statement on Form S-3, as amended to date, in the form filed with the Securities and Exchange Commission (the "Commission");

                   2. Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on April 27, 1993, and as amended on June 22, 1995, as certified by the Secretary of State of the State of Delaware;


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OXiGENE, Inc.                                                October 29, 1996



                   3. By-Laws of the Company (the "By-Laws") as filed as an exhibit to the Company's prior filings with the Commission;

                   4. Form of Stock Certificate representing shares of Common Stock as filed an exhibit to the Company's prior filings with the Commission;

                   5. Resolutions of the Board of Directors of the Company, certified by an officer of the Company; and

                   6. Such other instruments and documents as we have deemed necessary as a basis for rendering the opinion herein expressed.

                   In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing documents. We have assumed the completeness of the corporate records provided to us by the Company. We have relied upon representations of the Company as to certain factual matters relevant hereto, including that full payment has been received for the Shares.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

                  Based upon and subject to the foregoing, we are of the opinion that:

                   1. The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                   2. The Shares have been duly authorized and, when paid for and issued in accordance with the terms and conditions of the underwriting agreement, will be validly issued, fully paid and non-assessable.

                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus.


                                                              Very truly yours,


                                                          /s/ Battle Fowler LLP
                                                          ---------------------
                                                          BATTLE FOWLER LLP

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